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                                                                      EXHIBIT 23

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our reports dated March 22, 1999, accompanying the consolidated financial statements included in Form 10-KSB of USABancShares, Inc. for the year ended December 31, 1998. We hereby consent to the incorporation by reference of said reports in the Registration Statement of USABancShares, Inc. on Form S-8 (File No. 333-66131, effective December 15, 1998) and Form SB-2 (File No. 333-68675, effective January 6, 1999).


/s/ Grant Thornton LLP

Philadelphia, Pennsylvania
March 22, 1999